Exhibit 99.1

Date:	October 25, 2017 4:01 pm EST
From:	Archie M. Brown, Jr. President and CEO
MainSource Financial Group, Inc. | 812-663-6734

NEWS RELEASE

MainSource Financial Group - NASDAQ, MSFG -
Announces Third Quarter 2017 Operating Results

•Earnings Per Share of $0.43

•Net Interest Margin of 3.77%

•Non-performing Assets of 0.54% of Total Assets

•Annualized Loan Growth of 3%

Greensburg, Indiana, Archie M. Brown, Jr., President and Chief Executive Officer of MainSource Financial Group, Inc. (NASDAQ: MSFG), announced today the unaudited financial results for the third quarter of 2017.  For the three months ended September 30, 2017, the Company recorded net income of $11.1 million, or $0.43 per common share, compared to net income of $11.7 million, or $0.48 per common share, in the third quarter of 2016.  During the third quarter of 2017 the Company recorded $3.0 million of expenses related to the FCB Bancorp, Inc. (“FCB”) acquisition and the upcoming merger with First Financial Bancorp (“First Financial”).  In addition, the Company also recorded a charge of $1.2 million related to the closing of seven branches.  These items reduced earnings per share by $0.11 (see reconciliation of Actual to Operating Earnings on page 5 of this release).  During the third quarter of 2016, the Company recorded $0.6 million of expenses related to the Cheviot Financial Corp acquisition which reduced earnings per share by $0.02.

CEO Comments

Mr. Brown commented on the Company’s third quarter performance, “I am very pleased with our operating results for the third quarter of 2017.  Our operating earnings per share of $0.54 were the highest in the history of the Company and represented an 8% increase on an operating basis over the prior year.  The primary driver for the increase in earnings was the acquisition of FCB in the second quarter of this year.  We have fully completed the integration of FCB and it is performing to our expectations.  Also contributing to our strong quarter was our excellent credit quality. Non-performing assets remain at a very low level and the overall level of problem loans declined significantly from the previous quarter.”

Mr. Brown continued, “During the quarter we were pleased to see loan balances rebound.  On a linked quarter basis loan balances grew by $21 million.  While this equates to a modest 3% annualized growth rate, we experienced near-record commercial loan originations during the second quarter.  Earlier than expected payoffs in the commercial real estate construction portfolio along with expected paydowns in certain acquired loans created a headwind for overall loan growth.  Loan pipelines remain strong heading into the fourth quarter.”

Mr. Brown concluded, “Much of our quarter was focused on planning for the integration of our Company with First Financial Bancorp out of Cincinnati, Ohio which we announced on July 25.  We believe this combination will create a best in class Midwest banking franchise.  To date, the project is going well and we anticipate that the transaction will close in the first quarter of 2018.”

NET INTEREST INCOME

Net interest income was $37.4 million for the third quarter of 2017 compared to $31.0 million a year ago.  The increase in net interest income was primarily due to an increase in average earning assets.  Average earning assets increased year over year by $544 million with approximately $480 million coming from the FCB Bancorp acquisition and $64 million coming from organic growth.  Net interest margin, on a fully-taxable equivalent basis, was 3.77% for the third quarter of 2017, which was equal to the second quarter of 2017.  Overall, the accretion of purchase accounting marks added sixteen basis points to the net interest margin for the third quarter of 2017 compared to fourteen basis points in the second quarter of 2017.

NON-INTEREST INCOME

The Company’s non-interest income was $13.0 million for the third quarter of 2017 compared to $13.9 million for the same period a year ago.  Excluding the $1.1 million write-down of real estate related to the announced closing of seven branch offices, non-interest income would have been $14.1 million for the third quarter of 2017.  Increases in trust and investment product fees and interchange income were partially offset by a decline in service charges on deposit accounts.

NON-INTEREST EXPENSE

The Company’s non-interest expense was $35.0 million for the third quarter of 2017 compared to $28.9 million for the same period in 2016.  As previously mentioned, the Company incurred $3.0 million of expenses related to the FCB Bancorp acquisition and the First Financial merger.  During the third quarter of 2016, the Company recorded $0.6 million of expenses related to the Cheviot Financial acquisition.  Excluding these items, expenses would have been $32.0 million in the third quarter of 2017 compared to $28.3 million for the same period in 2016.  The year over year increase in total expenses was primarily in the employee, occupancy and equipment expense categories and was a direct result of the acquisition of FCB in April 2017.

BALANCE SHEET AND CAPITAL

Total assets were $4.6 billion at September 30, 2017, which represents a $588 million increase from a year ago.  The increase in assets was primarily related to the acquisition of FCB ($524 million) and organic loan growth over the past twelve months.  Loan balances increased by $21 million organically on a linked quarter basis, or 3% on an annualized basis   The Company’s regulatory capital ratios remain strong and as of September 30, 2017 were as follows: leverage ratio of 9.5%, tier one capital to risk-weighted assets of 12.8%, common equity tier one capital ratio of 11.3%, and total capital to risk-weighted assets of 13.4%.  In addition, as of September 30, 2017, the Company’s tangible common equity ratio was 8.4% compared to 8.3% as of June 30, 2017.

ASSET QUALITY

Non-performing assets (NPAs) were $25.0 million as of September 30, 2017, an increase of $0.4 million on a linked-quarter basis.  NPAs represented 0.54% of total assets as of September 30, 2017 and June 30, 2017 compared to 0.62% as of March 31, 2017 and 0.51% as of September 30, 2016.  The Company incurred net charge-offs of $363 thousand and recorded $600 thousand of loan loss provision expense for the third quarter of 2017.  The Company’s allowance for loan losses as a percent of total outstanding loans was 0.74% as of September 30, 2017 compared to 0.73% as of June 30, 2017 and 0.84% as of September 30, 2016.  The decrease in this metric from a year ago was primarily driven by the increase in acquired loans that were marked to fair value at the acquisition date and not included in the loan loss reserve analysis.

USE OF NON-GAAP FINANCIAL MEASURES

This press release includes financial measures prepared other than in accordance with generally accepted accounting principles in the United States (“GAAP”). Specifically, we have included non-GAAP financial measures of the Company’s earnings per share excluding the impact of costs associated with the acquisitions of FCB Bancorp, Inc. and Cheviot Financial Corp., costs associated with the merger of First Financial Bancorp, and the impact of a pre-payment penalty associated with the repayment of a Federal Home Loan Bank borrowing, and non-interest expense excluding the impact of costs associated with the acquisitions and merger.  These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  We believe this information is helpful in understanding the Company’s results of operations separate and apart from items that may, or could, have a disproportionate positive or negative impact in any given period, such as purchase accounting impacts, one-time costs of acquisitions or other non-core items.  A reconciliation of the non-GAAP measures to the most comparable GAAP equivalent is included in the text or in the attached financial tables under the heading “Reconciliation of Non-GAAP Financial Measures”.

FORWARD LOOKING STATEMENTS

Except for historical information contained herein, the discussion in this press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections.  These statements are based upon management expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties (many of which are beyond management’s control). Factors which could cause future results to differ materially from these expectations include, but are not limited to, the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting  policies or guidelines; changes in the quality or composition of the Company’s loan and investment portfolios; the Company’s ability to integrate acquisitions; and other factors, including various “risk factors” as set forth in our most recent Annual Report on Form 10-K and in other reports we file from time to time with the Securities and Exchange Commission.  These reports are available publicly on the SEC website, www.sec.gov, and on the Company’s website, www.mainsourcefinancial.com.

Important Additional Information about the Merger

First Financial Bancorp. has filed a registration statement on Form S-4 with the SEC (filed on September 22, 2017 and amended on October 17, 2017), which includes a joint proxy statement of the Company and First Financial and a prospectus of First Financial, and each party will file other documents regarding the proposed transaction with the SEC.  A definitive joint proxy statement/prospectus will also be sent to the Company and First Financial shareholders seeking required shareholder approvals.

Before making any voting or investment decision, investors and security holders of the Company and First Financial are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction.

The documents filed by the Company and First Financial with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed by the Company may be obtained free of charge at the Company’s website at https://www.mainsourcebank.com and the documents filed by First Financial may be obtained free of charge at First Financial’s website at http://www.bankatfirst.com.    Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, Greensburg, Indiana 47240, Attn: James M. Anderson, Chief Financial Officer, or by calling (812) 663-6734, or from First Financial upon written request to First Financial Bancorp, Attention: Shannon M. Kuhl, Chief Legal Officer and Corporate Secretary, 255 E. Fifth Street, Suite 2900, Cincinnati, Ohio 45202 or by calling (877) 322-9530.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise.  No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  The communication is not a substitute for the joint proxy statement/prospectus that the Company and First Financial have filed with the SEC.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the transaction between the Company and First Financial, which are subject to numerous assumptions, risks and uncertainties.  Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Please refer to each of the Company’s and First Financial’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control.  It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  In addition to factors previously disclosed in reports filed by the Company and First Financial with the SEC, risks and uncertainties for the Company, First Financial and the combined company include, but are not limited to:  the possibility that any of the anticipated benefits of the proposed Merger will not be realized or will not be realized within the expected time period; the risk that integration of the Company’s operations with those of First Financial will be materially delayed or will be more costly or difficult than expected; the inability to close the Merger in a timely manner; the inability to complete the Merger due to the failure of the Company’s or First Financial’s shareholders to adopt the Merger Agreement; diversion of management's attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the Merger, including receipt of required regulatory and other approvals; the failure of the proposed Merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the Merger on the Company’s, First Financial’s or the combined company's respective customer relationships and operating results; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.  All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing.  Except as required by law, neither the Company nor First Financial assumes any obligation to update any forward-looking statement.

Proxy Solicitation

The Company, First Financial, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the Company’s and First Financial’s shareholders in favor of the approval of the Merger.  Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2017 annual meeting of shareholders, as previously filed with the SEC on March 24, 2017. Information about the directors and executive officers of First Financial and their ownership of First Financial’s common stock is set forth in the proxy statement for the First Financial 2017 annual meeting of shareholders, as previously filed with the SEC on April 13, 2017, and the First Financial Annual Report on Form 10-K for the year ended December 31, 2016, as previously filed with the SEC on February 24, 2017.  Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the proxy statement/prospectus on file with the SEC.

	Three months ended September 30		Nine months ended September 30
	2017	2016	2017	2016
Income Statement Summary
Interest Income	$41,798	$33,857	$116,206	$93,473
Interest Expense	4,398	2,867	11,008	7,913
Net Interest Income	37,400	30,990	105,198	85,560
Provision for Loan Losses	600	150	700	855
Noninterest Income:
Trust and investment product fees	1,416	1,163	3,912	3,626
Mortgage banking	2,659	2,602	7,739	7,135
Service charges on deposit accounts	5,466	5,696	15,437	15,597
Securities gains/(losses)	(9)	23	13	144
Interchange income	3,009	2,877	9,097	8,317
Other	484	1,553	3,354	4,422
Total Noninterest Income	13,025	13,914	39,552	39,241
Noninterest Expense:
Employee	19,192	16,686	54,530	47,430
Occupancy & equipment	6,284	5,727	18,165	16,370
Intangible amortization	599	302	1,399	999
Marketing	673	780	2,418	2,523
Interchange expense	927	830	2,634	2,558
Collection expenses	72	174	667	596
FDIC assessment	334	395	1,023	1,250
FHLB advance prepayment penalty	—	—	214	—
Merger-related expenses	3,037	601	8,613	6,964
Other	3,908	3,446	11,227	10,505
Total Noninterest Expense	35,026	28,941	100,890	89,195
Earnings Before Income Taxes	14,799	15,813	43,160	34,751
Provision for Income Taxes	3,683	4,117	10,317	8,172
Net Income Available to Common Shareholders	$11,116	$11,696	$32,843	$26,579

Reconciliation of Actual to Operating Earnings - non GAAP
Net Income as Reported	$11,116	$11,696	$32,843	$26,579
Add: Merger-related expenses, net of tax	2,151	460	5,916	4,801
FHLB Prepayment Penalty, net of tax	—	—	139	—
Branch closing expenses, net of tax	780	—	780	—
Less: Securities gains, net of tax	6	(15)	(8)	(94)
Operating earnings (1)	$14,053	$12,141	$39,670	$31,286
Operating earnings per share (1)	$0.54	$0.50	$1.56	$1.36

	Three months ended September 30		Nine months ended September 30
	2017	2016	2017	2016
Average Balance Sheet Data
Gross Loans	$3,031,477	$2,568,353	$2,855,646	$2,348,496
Earning Assets	4,151,561	3,607,919	3,945,601	3,345,015
Total Assets	4,587,356	3,996,492	4,346,300	3,686,819
Noninterest Bearing Deposits	830,032	696,073	801,138	663,379
Interest Bearing Deposits	2,642,197	2,398,287	2,522,561	2,211,634
Total Interest Bearing Liabilities	2,993,327	2,642,115	2,865,186	2,474,387
Shareholders’ Equity	522,745	456,692	492,235	420,194

	Three months ended September 30		Nine months ended September 30
	2017	2016	2017	2016
Per Share Data
Diluted Earnings Per Common Share	$0.43	$0.48	$1.30	$1.15
Cash Dividends Per Common Share	0.17	0.15	0.50	0.45
Market Value - High	35.86	24.95	35.86	24.95
Market Value - Low	31.78	21.39	31.55	19.95
Average Outstanding Shares (diluted)	25,972,199	24,321,612	25,349,628	23,071,065

	Three months ended September 30		Nine months ended September 30
	2017	2016	2017	2016
Key Ratios (annualized)
Return on Average Assets	0.96%	1.16%	1.01%	0.96%
Return on Average Equity	8.44%	10.19%	8.92%	8.45%
Net Interest Margin	3.77%	3.62%	3.77%	3.64%
Efficiency Ratio	66.73%	61.91%	66.93%	68.44%
Net Overhead to Average Assets	1.90%	1.50%	1.89%	1.81%

	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
Balance Sheet Highlights
Total Loans (Including Loans Held for Sale)	$3,056,238	$3,035,466	$2,618,980	$2,664,152	$2,591,884
Allowance for Loan Losses	22,543	22,306	22,369	22,499	21,828
Total Securities	1,083,903	1,079,555	1,022,208	1,007,540	1,025,048
Goodwill and Intangible Assets	150,766	149,766	110,180	108,734	108,651
Total Assets	4,601,500	4,589,556	4,042,475	4,080,257	4,013,943
Noninterest Bearing Deposits	838,490	849,470	812,301	767,159	705,428
Interest Bearing Deposits	2,583,497	2,672,873	2,342,836	2,343,712	2,418,600
Other Borrowings	380,798	343,378	287,643	309,230	320,877
Shareholders’ Equity	524,019	516,424	459,779	449,494	459,608

	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
Other Balance Sheet Data
Tangible Book Value Per Common Share (1)	$14.59	$14.34	$14.48	$14.16	$14.60
Loan Loss Reserve to Loans	0.74%	0.73%	0.85%	0.84%	0.84%
Loan Loss Reserve to Non-performing Loans	108.27%	114.77%	110.84%	125.39%	146.07%
Nonperforming Assets to Total Assets	0.49%	0.47%	0.54%	0.49%	0.43%
NPA’s (w/ TDR’s) to Total Assets	0.54%	0.54%	0.62%	0.57%	0.51%
Tangible Common Equity/Tangible Assets (1)	8.39%	8.26%	8.89%	8.58%	8.99%
Outstanding Shares	25,582,413	25,575,804	24,148,132	24,067,364	24,033,381

	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
Asset Quality
Special Mention Loans	$33,134	$51,938	$12,987	$20,526	$20,050
Substandard Loans (Accruing)	22,342	21,138	15,531	18,626	19,805
New Non-accrual Loans (for the 3 months ended)	6,215	1,128	9,051	3,416	3,073

Loans Past Due 90 Days or More and Still Accruing	$40	$—	$—	$2,135	$—
Non-accrual Loans	20,781	19,436	20,181	15,808	14,944
Other Real Estate Owned	1,568	2,072	1,783	1,875	2,242
Total Nonperforming Assets (NPA’s)	$22,389	$21,508	$21,964	$19,818	$17,186
Troubled Debt Restructurings (Accruing)	2,636	3,062	3,227	3,270	3,333
Total NPA’s with Troubled Debt Restructurings	$25,025	$24,570	$25,191	$23,088	$20,519

Net Charge-offs - QTD	$363	$163	$130	$179	$(210)
Net Charge-offs as a % of average loans (annualized)	0.05%	0.02%	0.02%	0.03%	(0.03)%

(1) Use Of Non-GAAP Financial Measures

These financial statements include financial measures prepared other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  We believe this information is helpful in understanding the Company’s results of operations separate and apart from items that may, or could, have a disproportionate positive or negative impact in any given period, such as acquisition accounting impacts, one-time costs of acquisitions or other non-core items.

Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts.  Tangible common equity is calculated by excluding the balance of preferred stock, goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets are calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
Shareholders’ Equity	$524,019	$516,424	$459,779	$449,494	$459,608
Less: Intangible Assets	150,766	149,766	110,180	108,734	108,651
Tangible Common Equity	373,253	366,658	349,599	340,760	350,957

Total Assets	4,601,500	4,589,556	4,042,475	4,080,257	4,013,943
Less: Intangible Assets	150,766	149,766	110,180	108,734	108,651
Tangible Assets	4,450,734	4,439,790	3,932,295	3,971,523	3,905,292

Ending Shares Outstanding	25,582,413	25,575,804	24,148,132	24,067,364	24,033,381

Tangible Book Value Per Common Share	$14.59	$14.34	$14.48	$14.16	$14.60
Tangible Common Equity/Tangible Assets	8.39%	8.26%	8.89%	8.58%	8.99%